Exhibit 99.1

Exicure Announces Proposed Public Offering of Common Stock

Published: December 18, 2019

CHICAGO & CAMBRIDGE, MASS.-- (BUSINESS WIRE)--Exicure, Inc. (Nasdaq: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) constructs, announced today that it intends to offer and sell shares of its common stock in an underwritten public offering. In addition, Exicure intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of its common stock offered in the public offering. All of the shares are being offered by Exicure. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Exicure intends to use the net proceeds from the offering to advance AST-008 through a Phase 1b/2 clinical trial; to initiate a second arm in its Phase 1b/2 clinical trial in cutaneous squamous cell carcinoma; to develop an SNA-based therapeutic candidate for the treatment of Friedreich’s ataxia, initiate IND-enabling studies and advance it into Phase 1 clinical trials; to develop a second SNA therapeutic candidate for a neurology condition and initiate IND-enabling studies; and for general corporate purposes.

Guggenheim Securities is acting as sole book-running manager for the offering.

The securities described above are being offered by Exicure pursuant to a shelf registration statement on Form S-3 (No. 333-230175) that was declared effective by the Securities and Exchange Commission (SEC) on July 24, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting: Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Exicure, Inc.
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure's lead program is in a Phase 1b/2 trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL and in Cambridge, MA.

Exicure Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s technology, potential therapies, cash requirements and other matters as well as statements regarding the Company’s intention to conduct an offering and sale of securities, the size of the offering, the completion of the proposed offering and the expected use of proceeds from the proposed offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses that reduce cash runway; that Exicure’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement (including without limitation its cash runway guidance) or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

2